                                                          EXHIBIT NO. 10.11
                Fuel Oil Purchase and Sale Agreement

      This Agreement is made as of October l, 1993 among Tosco Corporation ("Tosco"), a Nevada corporation with its principal place of business at 72 Cummings Point Road, Stamford, Connecticut (the "Seller"); and, The United Illuminating Company ("UI"), a Connecticut corporation with its principal place of business at 157 Church Street New Haven, Connecticut, and The Connecticut Light & Power Company ("CL&P"), a Connecticut corporation with its principal office at 107 Selden Street, Berlin, Connecticut. UI and CL&P are hereinafter referred to collectively as "Buyers", and separately as "Buyer".

      WHEREAS, Buyers and Seller intend that this Agreement shall apply to Seller's supply of No. 6 fuel oil to Buyers, and each Buyer's separate purchase of No. 6 fuel oil from Seller, during the Term hereof as hereinafter defined;

      NOW THEREFORE, in consideration of the premises and other valuable consideration, the receipt of which is hereby acknowledged by the respective parties hereto, the Buyers and Seller hereby agree as follows:


                          Article 1 - Term

      The term of this Agreement shall be for two (2) years (the "Term") commencing on October 1, 1993 and expiring on September 30, 1995 and shall automatically renew for one additional twelve-month period from October 1, 1995 to September 30, 1996 unless any party gives each of the other parties notice of its desire to terminate the Agreement on or before June 30, 1995 effective at the close of business on September 30, 1995. Each twelve month period, commencing on October 1 and expiring on September 30, shall be referred to as a "Contract Year". Each successive three month period within a Contract Year shall be referred to as a "Contract Quarter".


                      Article 2 - Purchase and Sale

a. Seller shall sell and agrees to deliver to Buyers, and each Buyer agrees to purchase from Seller and pay for an amount of No. 6 fuel oil (the "Product"). This amount shall be 100% of each Buyer's purchase requirements of No. 6 fuel oil during each Contract Year, as limited by Article 2.b. However, each Buyer reserves the right to make "Spot Purchases" of Product. Such Spot Purchases shall not exceed xx% of Buyers aggregate purchase requirements in any Contract Year. For purposes of this Agreement, UI's annual purchase requirements are estimated to be 6,500,000 barrels of Product (1.0% Sulfur maximum by weight); and, CL&P's annual purchase requirements are estimated to be 6,500,000 barrels of Product (4,000,000 barrels of 1.0% Sulfur maximum by weight and 2,500,000 barrels of 0.5% Sulfur maximum by weight). Buyers shall provide Seller with a report of purchase requirements and Spot Purchases each Contract Quarter.

b. If during a Contract Year, Buyers aggregate purchases exceed 14,300,000 barrels, Seller shall be under no obligation to sell such excess to any Buyer and any Buyer shall be under no obligation to purchase such excess from Seller.

c. Seller agrees that the ordering notice required of Buyers under Article 3.d(1) is for Seller's convenience and may, from time to time, not allow Buyers the necessary coverage because actual demand often differs from estimated demand. Each Buyer reserves the right to revise the volumes scheduled under Article 3.d(1), and shall provide Seller the option to meet the revised schedule. Seller shall respond to Buyer's request for a revised schedule within 24 hours from receiving notice. If Seller declines the option to supply Buyer's revised schedule, Buyer remains obligated, at a minimum, to purchase Product from Seller at the original schedule. However, if Buyer's revised schedule was for an increase in volumes, Seller shall allow that Buyer to procure such Product in the open market. Such purchases will not be included in that Buyer's Spot Purchases.

d. Notwithstanding Article 2.c, in the event that a Buyer requires an emergency supply of Product to meet unanticipated fuel needs at its electric generating stations, Seller agrees that it will supply such Product within four days of notice, on a delivered or a FOB point of shipment basis (at Buyers option). The amount of such Product supplied to Buyers shall not exceed 100,000 barrels during each Contract Quarter. The price of such additional supply shall be determined as described in Article 4 herein, plus other such documented costs incurred by Seller to respond to Buyers emergency demand.

e. While the parties intend that the principal purpose of this agreement is to supply Buyers needs for fuel for their electric generating stations, Buyers and Seller recognize that there may be occasions when Buyers will sell fuel hereunder. Buyers and Seller agree that such sales by Buyers will not exceed x% of aggregate purchases from Seller. Buyers shall provide Seller with a report each Contract Quarter.


                    Article 3 - Quality and Quantity

a.    Product Grades
      --------------

      Grade 0.5/10 - 0.5% Sulfur maximum by weight, 10.0 minimum
      API Gravity.
      Grade 1.0/10 - 1.0% Sulfur maximum by weight, 10.0 minimum
      API Gravity.
      Grade 1.0/8 - 1.0% Sulfur maximum by weight, 8.0 minimum API
      Gravity.


b.    Quality Specifications
      ----------------------

      Product delivered by Seller to Buyers hereunder shall be commercially acceptable, not contain any hazardous materials, and comply with the following quality specifications (subject to the Product availability provision of Article 3.f):


Specification Table:

   ASTM/IP    Specification              Requirement
   -------    -------------              -----------
   D-287      API Gravity ("API")        8.0 minimum, or
                                         10.0 minimum
   D-4294     Sulfur                     0.5% maximum by weight, or
                                         1.0% maximum by weight
   D-445(1)   Viscosity SSF at
                122 Degrees F.           15 minimum - 300 maximum
   D-482      Ash - 8.0 API Grade        0.15% maximum
              Ash - 10.0 API Grades      0.10% maximum
   D-97       Pour point - Degrees F.    15 maximum
   D-93       Flash point - Degrees F.   150 minimum
   D-95       Water by Distillation      0.5 maximum
   D-473      Sediment by Extraction     0.25 maximum
   D-1548     Vanadium                   200 ppm maximum
   IP-377     Aluminum - 8.0 API Grade   175 ppm maximum
              Aluminum - 10.0 API Grades 175 ppm maximum per shipment
                                         125 ppm maximum per calendar
                                         month
   IP-377     Silicon - 8.0 API Grade    175 ppm maximum
              Silicon - 10.0 API Grades  175 ppm maximum per shipment
                                         125 ppm maximum per calendar
                                         month

      Oil loading or discharge temperature shall be the greater of 110 Degrees Fahrenheit or 30 Degrees Fahrenheit above Pour
      Point.  Minimum discharge temperature into UI's Bridgeport
      Harbor Terminal shall be 70 Degrees Fahrenheit.

            Note 1: ASTM D-2161 shall be used to convert kinematic viscosity test results (ASTM D-445) to Saybolt Furol
            Viscosity.


c.    In-Tank Specifications & Barge Blending
      ---------------------------------------

      Seller will provide a Buyer, upon Buyer's request, any and all available specifications of in-tank Product quality at the loadport, and/or on-board Product quality as the case may be for delivered transactions. In the event Seller anticipates loading from multiple (two or more) shore tanks, the official Product quality analysis shall be determined by a barge composite performed by a mutually agreed upon independent inspector.

d.    Deliveries & Delivery Locations
      -------------------------------

      (1)   Delivery Notice
            ---------------

      No later than the first business day of the month preceding the delivery month, each Buyer shall notify Seller of: (1 ) a firm volume of purchases, by specific Product grade, for the following month; (2) for each separate loading, a three day loading range and volume per load; and, (3) estimated total purchase volume, by specific Product grade, for the following two months. Within three business days of such notice, Seller shall advise each Buyer of points of loading for such volumes. In the event Seller cannot accommodate a Buyer's request, it should so state its documentable operational reason for such and the parties will endeavor to provide a mutually acceptable alternative. It is the intent of this provision that Seller shall exercise best efforts to accommodate a Buyer's proposed schedule because sufficient notice is being given.

      (2)   Terminals
            ---------

      Except as otherwise provided herein, Product shall be sold on a FOB point of shipment basis at either one of the following four terminals: IMTT Terminal, Bayonne, New Jersey ("IMTT"); Bayway Refinery, Bayway, New Jersey ("Bayway"); Tosco's Riverhead Terminal, Riverhead, Long Island ("Riverhead"); or Seller's facility, leased from UI, at Bridgeport, Connecticut ("Bridgeport"). Terminal choice is the Seller's option.
Provided that Buyers have nominated a minimum volume of xxxxxxx barrels per Contract Quarter, then beginning with the first full Contract Quarter after the completion of the installation of sparging equipment in tank C or D of UI's Bridgeport terminal leased to Seller, if the volume of Product delivered to Buyers from Bridgeport does not reach a minimum volume of xxxxxxx barrels per Contract Quarter, Buyers, at their option, may request an increase in the Spot Purchase option and/or a decrease in the prices for Product under this agreement and, if such negotiation does not successfully conclude in an increase in the Spot Purchase option and/or a decrease in the prices for Product that is acceptable to Buyers, Buyers may elect to terminate this agreement ninety days after written notification to Seller of Buyers election to terminate.


      (3) Buyers may load in varying lot sizes and Seller shall not require Buyers to shift berths, or load at multiple locations unless Seller agrees to fully compensate the affected Buyer for its increased freight and inspection charges to accommodate such a request.

      (4) Subject to specific agreement between a Buyer and Seller, delivery may occur via tank transfer at Bridgeport at the FOB Bridgeport price.

e.    Quantity and Quality Determination
      ----------------------------------

      (1) The quantity and quality of a specific loading or delivery shall be determined by a mutually agreed to, independently licensed and certified Petroleum inspector (the "Inspector"). FOB point of shipment loadings shall be determined at the loadport. Delivered barges shall be determined at the discharge port. The costs of the independent inspection and any laboratory fees shall be shared by Buyers and Seller.

      The determination of compliance of each loading or delivery shall be made after taking a representative composite sample of the applicable shore tank(s) and loading line(s); or, if delivered via barge or tank transfer, by a representative composite sample of the barge and/or transfer tank(s) and loading lines (if applicable). The Inspector shall be required by the parties to deliver a certificate setting forth the quality analysis and quantity of the Product for each shipment of Product. Buyers and Seller reserve the right to request supplemental tests from the Inspector at the expense of the party making such request. If such supplemental tests indicate that the results fail to meet any of the quality characteristics specified in Article 3.b, then the provisions of Article 3.e(2) apply.

      The quantity of the Product delivered for FOB point of shipment loadings shall be ascertained at the loadport by measurement of a static shore tank(s) from which delivery is made immediately before and after delivery. For delivered barges, quantity shall be ascertained at the discharge port by measurement of Buyer's shore tanks immediately before and after delivery. In the event the Inspector suspects the shore tank quantity is in error he/she will notify the Buyer and Seller that an alternative method based on barge quantity (after adjustment for bottoms and the barge's vessel experience factor ("VEF")) will be used. All quantities shall be adjusted to 60 Degrees Fahrenheit in accordance with Table 6B of ASTM D-1250 Petroleum Measurement Tables.

      (2) If the Inspector certifies that the results fail to meet any of the quality characteristics specified in Article 3.b, the Buyer will use its reasonable efforts to accept the shipment if its receipt is legal under Federal and Connecticut Laws or

regulations, and its use of such Product will not damage that Buyer's facilities, equipment or operations. Seller shall provide a discount to the price for Buyer's role in accepting such nonconforming fuel oil. The amount of such discount shall be negotiated by the Buyer and Seller.

      If, in the reasonable judgement of the Buyer, after good faith consultation with the Seller, the non-conforming fuel oil cannot be corrected in a timely manner or the discount proposed by Buyer is not agreed to by Seller, Seller at its sole cost and risk shall promptly remove the non-conforming fuel oil from that Buyer's barge and/or tank(s) and reimburse that Buyer for its reasonably incurred costs for the delivery of the nonconforming fuel oil to that Buyer's facilities or, if in progress, back to Seller's loading facility.

      (3) Buyers and Seller shall have the right to have a representative present to observe the loading, unloading, and inspection.

      (4) Buyers and Seller shall allow the Inspector reasonable facility (but not equipment) necessary for sampling, taking measurements, and temperatures before, during, and after pumping
Product.

f.    Product Availability
      --------------------

      Seller and Buyers acknowledge Seller's primary source of Grade 1.0/8 fuel oil is low API blend stocks from the Bayway Refining Company of Tosco Corporation ("Tosco's Bayway Refinery"), while Grades 1.0/10 and 0.5/10 are readily available from other sources. Providing Tosco's Bayway Refinery is operating at a capacity of at least xx% during the delivery month, Buyers may elect to purchase, and Seller must deliver at Buyer's option at least xx% of Buyers aggregate 1.0% Sulfur maximum by weight purchase requirements as Grade 1.0/8. The minimum volume of Grade 1.0/8 to be delivered, if Buyer so elects to receive Grade 1.0/8, is xxxxxxx barrels.

      In the event Tosco's Bayway Refinery is operating at a capacity of at least xx% during the delivery month and cannot make Grade 1.0/8 Product available to Buyers, Seller will supply Grade 1.0/10, as a replacement, and such Grade 1.0/10 will be deemed as Grade 1.0/8 for the pricing and Btu per gallon guarantees contained herein.

      In the event Tosco's Bayway Refinery operates at a capacity lower than xx% during the delivery month, and Seller has no other source of lower API gravity blend stocks, Seller shall notify each Buyer forthwith. Any Buyer may then elect either to; (1) purchase such quantities from other sources, which shall be included in calculating Buyers xx% minimum purchase requirement

obligation, or, (2) purchase Grade 1.0/10 from Seller under the pricing and Btu/gallon guarantee for Grade 1.0/10.

      In the event Seller has not declared a Force Majeure condition, and will not supply a Buyer's requirement(s) of Grade 1.0/10 (including the amount of Grade 1.0/10 that replaces unavailable Grade 1.0/8) or Grade 0.5/10, and such Buyer must purchase Product from other sources, such purchases shall be included when determining a Buyer's xx% minimum purchase requirement obligation to Seller, and Seller will reimburse Buyer within ten days of notice thereto for any increased costs of those purchases versus the pricing herein contained.

g.    BTU Guarantee & Credit Adjustment
      ---------------------------------

      The weighted average of the Btu content of fuel delivered hereunder during each Contract Year shall meet the Btu Guarantee below.

      Fuel Specification        BTU Guarantee
      ------------------        -------------
      Grade 0.5/10           151,500 Btu/gallon
      Grade 1.0/10           152,625 Btu/gallon
      Grade 1.0/8            154,000 Btu/gallon

      In the event that the weighted average of the BTU content for a given fuel specification, for each Buyer, is not met during an applicable Contract Year, the affected Buyer shall be entitled to a credit determined in accordance with the following:

      If the actual weighted average Btu/gallon content for the most recent Contract Year (including any overages from the preceding Contract Year) when divided by the guarantees listed in 3.g, is less than 1.0, the difference from 1.0 will be multiplied times the weighted average purchase price of the specific fuel type for the same Contract Year. This result will then be multiplied by the purchase volume of such specific fuel type for such period to determine the total credit due the affected Buyer(s). Any and all credits due Buyer(s) will be issued within thirty days after the end of the Contract Year.


                        Article 4 - Pricing

a.    Purchase Price
      --------------

      Product prices, in dollars per barrel and rounded to three decimal places, shall be determined as follows. The xxxxxxxxxx xxxxxxxx shall mean the xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx posted effective price for New York Harbor for the applicable Sulfur percent by weight (typically reported at 5:00 p.m. EST/EDT). xxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx. The loading date referred to above is the calendar date of the commencement of loading. Refer to Exhibit 1 for examples of xxxxxxxxxxxxxxx effective prices used in the xxxxxxxxxxxxxxxxxx pricing formula.

      (1) For Grade 0.5/10; the xxxxxxxxxxxxxxxxx of xxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx prices, will determine the Product price. xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx to determine the final Product price.

      (2) For Grade 1.0/10; the Three Day Average of the spot cargo low 1.0% Sulfur posted effective price will be determine the final Product price.

      (3) For Grade 1.0/8; the Three Day Average of the spot cargo low 1.0% Sulfur posted effective price will be determine the Product price. A discount of $0.175 per barrel will be subtracted from the Three Day Average to determine the final Product price.

b. Subject to mutual agreement, each Buyer may request Seller to deliver the Product to its generating stations, providing that Buyer and Seller agree on a transportation price. Any and all delivered oil (except for revised schedules under Article 2.c and emergency supply under Article 2.d herein) shall be requested by a Buyer at the time the initial volumes are pledged.

c. In the event that Buyer's barges are not presented to Seller for loading within the agreed three-day window, Seller shall be entitled to the higher of; the price determined pursuant to
Article 4 herein as if the Barge had commenced loading on the last day of the three-day window, or, the price determined pursuant to Article 4 herein on the basis of the day of the actual commencement of loading.

d. In the event that Seller fails to load a barge nominated by a Buyer or a Buyer's agent, and providing such Buyer's nomination is within the agreed three-day window and notice of the nomination is given two days in advance, Buyer shall be entitled to be charged by Seller the lower of; the price as determined pursuant to Article 4 herein as if the barge commenced loading on the day it was nominated for, or, the price determined pursuant to Article 4 herein on the day of actual commencement of loading.

      For delivered barges, delivered by Seller prior to the three day range, pricing will be determined under Article 4 herein as the lower of; the first day of the three day range, or, the day of commencement of discharge.


      For delivered barges, delivered by Seller after the three day range, pricing will be determined under Article 4 herein as the lower of; the last day of the three day range, or, the day of commencement of discharge.

e. If xxxxxxxxxxxxxxxxxxxxxxxx, then the Buyers and Seller agree to substitute the comparable effective price xxxxxxxxxxxx xxxxx during the duration of the non-publication by xxxxxxxx.

f. In the event of a holiday or other calendar day for which neither xxxxxxxxxxxxxxxxx are published, the prices are to be selected in accordance with the schedule provide in Exhibit 1, attached hereto. If xxxxxx does not report a price on any day used to determine a xxxxxxxxxxxxxxxxxx and xxxxx does report a price xxxxxxxxxxxxxxxxxxxxxx, the parties agree to substitute the comparable effective price in xxxxxxxxxxxxxxx for those day(s).

g. Seller shall furnish and each Buyer shall complete and provide Seller with export certificates or other legally acceptable evidence that will exempt any sale hereunder from New York or New Jersey gross receipts taxes payable by Seller, or the prices hereunder shall be adjusted to account for such tax liability. Seller shall be responsible for administering all applicable federal, state taxes and the Connecticut Gross Receipts Tax (on FOB Connecticut loadings, deliveries or transfers) which shall be paid to Seller, if applicable, by a Buyer via a separate line item invoice charge. Regarding FOB New York or New Jersey loadings, Buyers or their agents, will administer the Connecticut Gross Receipts Tax. The parties agree that the pricing described in Article 4 herein include the following taxes and fees currently in effect for domestic Product; Import Duty, Superfund Tax, Customs Users Fee, Harbor Maintenance Tax, Federal Oil Spill Tax, New York and New Jersey Spill Tax, and OPA 1990 Pollution Spill Coverage of Seller or Seller's Terminal(s).


              Article 5 - Demurrage & Dead Freight

a. Seller shall pay Buyer (within fifteen calendar days of receipt of documentation from Buyer or Buyer's agent) for applicable demurrage on all FOB point of shipment loadings, except those from the Bridgeport Terminal. Demurrage shall be for tug and barge at Riverhead, and for barge only at IMTT and Bayonne. Laytime will commence from Notice Of Readiness (NOR) given by Buyer or Buyer's agent, and end xx hours after, providing such barge arrives at its scheduled time (or re-scheduled time as the case may be) as agreed between Seller and Buyer or Buyer's agent. If barge arrives outside of its scheduled, or rescheduled, time or if such time(s) are in dispute, Laytime shall commence when barge is all fast in berth.

b. Buyer shall pay Seller (within xxxxxxx calendar days of receipt of documentation from Seller) for applicable demurrage on all delivered loadings.


c. In the event that, due to the fault of the Seller or its designated terminal controlling such loading, xx% of the nominated net barrel volume is not loaded onto Buyers' barge, Seller shall also be liable for applicable dead-freight (payable within xxxxxxx calendar days of receipt of documentation from Buyer or Buyer's agent).


                         Article 6 - Title

      Title to, responsibility for, and risk of loss of the Product, including but not limited to responsibility for any Product spills, shall, for FOB point of shipment loadings, pass from Seller to the respective Buyer when and as the Product passes that Buyer's outboard flange which is connected to Seller's outboard fixed flange. For delivered shipments, title to, responsibility for, and risk of loss of the Product, including but not limited to responsibility for any Product spills, shall pass at the first connecting flange connection of Seller's outboard flange and the respective Buyer's outboard fixed flange. Responsibility for leakage at the flange connections mentioned above shall be with the Party making up the flange.


                       Article 7 - Payment

      Each Buyer shall pay the Seller an amount due calculated by multiplying the Purchase Price determined in accordance with
Article 4 herein (including any quality credits due the respective Buyer and/or any transportation costs for delivered Product) and the Inspector's certified quantity in accordance with 3.e(1) herein, by telegraphic transfer to a U.S. account designated by Seller in writing in immediately available U.S. funds on or before the xxxxx calendar day after delivery of an invoice to the applicable Buyer.

      No Buyer shall act as surety or guarantor for the other
Buyer. Each Buyer is solely responsible for payment of its obligation to Seller.


               Article 8 - Oil Spills & Pollution

      Buyers and Seller shall comply with the requirements of the Oil Pollution Act of 1990 ("OPA-90") for all vessels and/or facilities, as defined in OPA-90, which pertain to this Agreement. In the event that Product is spilled, Buyers and Seller will implement their OPA-90 spill response plan in accordance with applicable guidelines.


                   Article 9 - Force Majeure

      "Force Majeure" as used herein shall mean a cause beyond the control of, and without the fault or negligence of Buyers or Seller, as the case may be, which wholly or partially prevents either party from carrying out its obligations under this Agreement. Examples of "Force Majeure", include but are not limited to, wars, hostilities, public enemy's actions, sabotage, blockade, revolution, insurrections, riots, commotions, acts of God, fire, frost, earthquake, storm, lightening, tidal waves, tsunamis, perils of the sea, navigational accidents, vessel damage, accidents, closing of ports, docks, dams, channels, riverbeds or other marine or navigational aids, epidemics and quarantines, strikes or agreements among workers, lockouts or other labor disturbances, explosions or accidents, expropriation, requisition, confiscation, nationalization, embargo, export or import restrictions, rationing, declaration of Force Majeure by or other failure of Seller's suppliers, severe shortage or unavailability of crude oil or Product of the type to be delivered hereunder from Seller's existing source of supply, acts of civil or military governments including such acts as would prevent storage, blending and burning of Product at Buyers facilities and any other event of a similar nature or effect.

      Economic reasons, such as the price of Product, are not considered to be valid Force Majeure claims.

      A party suffering from a condition of Force Majeure shall give prompt notice thereof, including the nature of the event, its anticipated length, the actions taken to relieve the event and another such other information as is reasonably requested by the other party. Such notice shall be supplemented from time to time upon request of the other party.

      If because of Force Majeure either Buyers or Seller are unable to carry out their obligations under this Agreement, the obligations and liabilities of the party giving such notice and the corresponding obligations of the other party arising or occurring after such notice shall be suspended to the extent made necessary by and during the continuance of such Force Majeure; provided, however, that the disabling effects of such Force Majeure shall be eliminated as soon as and to the extent possible or reasonable, and further provided, however, no party shall be required to accede to the demands of the labor unions, suppliers or other third parties that such party, in its discretion, deems unacceptable.

      Any deficiencies in the sale of Product hereunder caused by Force Majeure shall not be made up except by mutual consent nor shall the term of this Agreement be extended by Force Majeure. Buyers shall have the option to purchase Product in the open market in an amount equal to that which the Seller failed to supply for reasons of Force Majeure provided such open market

purchases are made only during the period of such Force Majeure or to remedy the effects of Force Majeure.

      In the event of restricted supply conditions of Product resulting from Force Majeure affecting Seller, Seller agrees not to enter new contracts for the supply of Product to electric generating utilities which it is not then supplying or to make spot sales of Product to such electric generating utilities unless it will also be able to supply Buyers contract requirements hereunder. The provision shall not prevent Seller from renewing or extending any existing such contract between Seller and any other electric generating utility at existing quantity levels.


                    Article 10 - Notices

     Any notice, demand or other communication required to be sent hereunder shall not be effective unless in writing and hand delivered, faxed, telexed or mailed certified mail/return receipt requested, postage pre-paid, to the address, telex or fax number noted below:

     If to Seller, to:        Tosco Corporation
                              72 Cummings Point Road
                              Stamford, Connecticut 06902
                              Attn: Wilkes McClave, III
                              Telephone: (203) 977-1005
                              Fax (203) 964-3187

and,
                              Bayway Refining Company
                              1400 Park Avenue
                              Linden, New Jersey  07036
                              Attn: Andrew J. Kelleher
                              Telephone: (908) 523-5145
                              Fax (908) 523-5045

If to Buyers, to:             The United Illuminating Company
                              P.O. Box 1564
                              157 Church Street
                              New Haven, Connecticut 06506-0901
                              Attn: Robert W. Lancio
                              Telephone: (203) 499-2719
                              Fax (203) 499-3617

and,
                              Northeast Utilities Service Company
                              agent for The Connecticut Light & Power
                              Company
                              P.O. Box 270
                              Hartford, Connecticut 06141
                              Attn: Mark K. Coulson
                              Telephone: (203) 665-2503
                              Fax (203) 665-2383

     Notices sent by certified mail shall be deemed to have been given at the earlier of seven (7) days after the mailing thereof or date of receipt noted on the return receipt. All other notices shall be deemed to have been given on the date of receipt thereof at the designated address, telex or fax number. Any party may change its address by giving notice of such change in the manner provided above.


                    Article 11 - Miscellaneous

a.    Assignment
      ----------

      This Agreement shall not be assigned or transferred by either party hereto without the written consent of the other parties, which shall not be unreasonably withheld, except that,
1. Seller may assign or transfer to an affiliate (as that term is defined in the Internal Revenue Code of 1954, as amended and specifically includes any wholly-owned subsidiaries of TOSCO Corporation) or to a successor or transferee of all of its assets, providing such assignee is of equal stature as Seller, without release of liability hereunder of the party making the assignment, and 2. Buyers may assign this Agreement to a banking institution, insurance company or other institutional lender ("Institution") which shall have agreed to maintain Buyers Product reserves and to supply Product from such reserves to Buyers. Any such assignment shall contain a provision entitling Buyers to a reassignment to it of this Contract at any time; and Buyers covenants and agrees to exercise said right if any of the Product sold is proposed to be resold by the "Institution" to any entity other than Buyers. Such assignment shall not relieve the assignor of its obligations hereunder. Any assignment in violation hereof shall be void.

b.    Separation
      ----------

      In the event Buyers decide that separate agreements with Seller are desired, Buyers will propose draft language to Seller for such a separation and Seller will be obligated to meet its same obligations herein when aggregating the separate Agreements with the Buyers.


c.    Waiver
      ------

      No waiver by either party of any breach of any of the covenants or conditions herein contained to be performed by the other party shall be construed as a waiver of any succeeding breach of the same or any covenant or condition.d

d.    Governing Law
      -------------

      This Agreement shall be governed by the laws of the State of Connecticut applicable to agreements made and to be performed in the State of Connecticut.

e.    Binding Effect
      --------------

      This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors and assigns.

f.    Severability
      ------------

      If any article, phrase, provision or portion of this Agreement shall, for any reason, be held or adjudged to be invalid or illegal or unenforceable by any court of competent jurisdiction, such article, phrase, provision or portion so adjudged shall be deemed separate distinct and independent and the remainder of this Agreement shall be and remain in full force and effect and shall not be invalidated or rendered illegal or unenforceable or otherwise affected by such adjudication.

g.    Counterparts
      ------------

      With the written consent of all parties, this Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

h.    Confidentiality
      ---------------

      Seller and Buyers agree that each of them will and will cause their officers, agents and employees to maintain the confidentiality of and not to disclose to third parties, the terms and conditions of this agreement (including but not limited to prices paid and purchase volumes estimated and ordered) unless disclosure is required by court order. This provision does not apply to the specifications listed in Article 3.b.


i.    Security
      --------

      Each Buyer reserves the right at any time during the Term of this Agreement to require Seller to purchase a performance bond, or similar security instrument, under Buyer's name which such Buyer can and will draw down in the event of a material default of this Agreement by Seller. The value of such performance bond, or similar security instrument, shall in no event exceed $4,000,000. Such Buyer will reimburse Seller for the costs of such security instrument providing such is within acceptable industry quotations for such instruments.

j.    Entire Agreement
      ----------------

      This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and shall completely and fully supersede all other prior understandings or agreements, both written and oral, between the parties. This Agreement may be amended, changed, modified or altered only by a written instrument executed by both parties.

IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement, signed by their duly authorized officers or individuals, as of the day and the year first above written.

                        THE UNITED ILLUMINATING COMPANY, Buyer



                        By    /s/ David W. Hoskinson
                              ----------------------

                        Title Senior Vice President, Generation-
                              ---------------------------------
                              Engineering and Operations
                              --------------------------

Witness: /s/ R.W. Lancio
         ---------------

                        NORTHEAST UTILITIES SERVICE COMPANY,
                        as agent for The Connecticut Light and Power
                        Company, Buyer

                        By    /s/ Keith R. Marvin
                              -------------------

                        Title Vice President, Purchasing and General
                              --------------------------------------
                              Services
                              --------

Witness: /s/ Mary Ann Beatty
         -------------------


                        TOSCO CORPORATION, Seller

                        By    /s/ Tom O'Malley
                              ----------------

                        Title President and Chief Executive Officer
                              -------------------------------------

Witness: /s/ D.F. Lucey
         --------------


                                   EXHIBIT 1

                   Three Day Average Purchase Price Examples
                  xxxxxxxxxxxxxxxxxxxxxxxx       Product Pricing based on
  Loading Date        (calendar days)            xxxxxxxxxxxxxxxxxxxxxx
                                                 Prices Effective for:

Non-Holiday Calendar Day Loadings:
    Monday                 xxxxxxxxxxx                xxxxxxxxxxx
    Tuesday                xxxxxxxxxxx                xxxxxxxxxxx
    Wednesday              xxxxxxxxxxx                xxxxxxxxxxx
    Thursday               xxxxxxxxxxx                xxxxxxxxxxx
    Friday                 xxxxxxxxxxx                xxxxxxxxxxx
    Saturday               xxxxxxxxxxx                xxxxxxxxxxx
    Sunday                 xxxxxxxxxxx                xxxxxxxxxxx

Holiday Calendar Day Loadings:

    Monday-Holiday         xxxxxxxxxxx                xxxxxxxxxxx
    Tuesday-Holiday        xxxxxxxxxxx                xxxxxxxxxxx
    Wednesday-Holiday      xxxxxxxxxxx                xxxxxxxxxxx
    Thursday-Holiday       xxxxxxxxxxx                xxxxxxxxxxx
    Friday-Holiday         xxxxxxxxxxx                xxxxxxxxxxx

Calendar Day Loading prior to a Holiday:

Thursday before a
Friday Holiday             xxxxxxxxxxx                xxxxxxxxxxx

Sunday before a
Monday Holiday             xxxxxxxxxxx                xxxxxxxxxxx

Calendar Day Loading after a Holiday:

Tuesday after a
Monday Holiday             xxxxxxxxxxx                xxxxxxxxxxx

Saturday after a
Friday Holiday             xxxxxxxxxxx                xxxxxxxxxxx
